UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 30, 2013

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.07     Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on April 25, 2013.  At the meeting, the following five items were voted on by the Company’s shareholders:

ISSUE ONE A:  DIRECTOR NOMINEE ELECTION RESULTS

The number of directors was set at seven and the following persons were elected to the Company’s Board of Directors to hold office for the ensuing year:

NOMINEE	IN FAVOR	AGAINST	WITHHELD
Roy W. Begley, Jr.	40,318,068	300,178	2,722,749
F. David Clarke, III	40,431,551	186,695	2,722,749
Julie D. Klapstein	40,429,613	188,633	2,722,749
R. Eric McCarthey	40,438,154	180,092	2,722,749
Joseph P. Morgan, Jr.	40,434,303	183,943	2,722,749
John J. Schiff, Jr.	40,433,110	185,136	2,722,749
John Q. Sherman, II	40,343,962	274,284	2,722,749

In addition to the votes reported above, there were 5,999,310 broker non-votes on the proposal for the election of directors.

ISSUE ONE B:  SET THE NUMBER OF DIRECTORS AT SEVEN

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
46,117,224	406,250	94,082	0

ISSUE TWO:  RATIFY THE APPOINTMENT OF BATTELLE & BATTELLE LLP AS INDEPENDENT AUDITORS FOR 2013

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
46,233,634	297,244	86,678	0

ISSUE THREE:  ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
39,807,058	567,381	243,807	5,999,310

ISSUE FOUR:  APPROVAL OF AMENDMENT TO THE STANDARD REGISTER COMPANY 2011 EQUITY INCENTIVE PLAN

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
23,895,027	646,907	16,076,312	5,999,310

ISSUE FIVE:  APPROVAL OF AMENDMENT TO STANDARD REGISTER’S ARTICLES OF INCORPORATION FOR REVERSE STOCK SPLIT

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES 0
44,096,867	2,321,493	199,196

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: April 30, 2013	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary